Exhibit 10.1

Amendment No. 1

to

BlueLinx Holdings Inc.
Amended and Restated 2006 Long-Term Equity Incentive Plan

Performance Share Award Agreement

This Amendment No. 1 (the “Amendment”) to the BlueLinx Holdings Inc. Amended and Restated 2006 Long-Term Equity Incentive Plan Performance Share Award Agreement dated ____________, 2013 (the “Award Agreement”) is made effective as of December 30, 2013, by and between BlueLinx Holdings Inc., a Delaware corporation (the “Company”) and _______________ (the “Participant”).

WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Award Agreement as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Award Agreement is hereby amended as follows:

1.              Section 3 of the Award Agreement is hereby deleted in its entirety and replaced with the following:

“3. Forfeiture of Performance Shares: Except as otherwise provided in this Agreement, all Performance Shares that are not earned and vested as a result of satisfaction of the performance criteria and your continued employment through the applicable performance period, death, Disability, or a Change in Control, shall be forfeited to the Company, unless the Compensation Committee of the Board of Directors of the Company, in its sole discretion, determines that some or all of such Performance Shares shall be deemed earned and vest regardless of satisfaction of the performance criteria, provided that any such determination is made after the end of the applicable performance period and at such time as will permit payment of the applicable Performance Shares no later than the dates set forth in Section 4.”

All Performance Shares earned under this Section 3 shall be paid in accordance with Section 4.”

2.            Nothing contained in this Amendment shall alter the provisions of the Award Agreement except as expressly provided herein. In the event of an inconsistency between the provisions of the Award Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BLUELINX HOLDINGS INC.

By:
Name:
Title:

PARTICIPANT

By:
Name: